Exhibit 99.1

Snack Factory, LLC and

Princeton Vanguard, LLC

Combined Financial Report

December 31, 2011

Contents

Independent Auditor’s Report	1

Financial Statements:

Combined Balance Sheet	2

Combined Statement of Income	3

Combined Statement of Member’s Deficiency	4

Combined Statement of Cash Flows	5

Notes to Combined Financial Statements	6 - 12

Independent Auditor’s Report

To the Board of Managers and Member

Snack Factory, LLC and Princeton Vanguard, LLC

Skillman, New Jersey

We have audited the accompanying combined balance sheet of Snack Factory, LLC and Princeton Vanguard, LLC (collectively, the “Company”) as of December 31, 2011 and the related combined statements of income, member’s deficiency and cash flows for the year then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Snack Factory, LLC and Princeton Vanguard, LLC as of December 31, 2011 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

New York, New York

December 17, 2012

Snack Factory, LLC and Princeton Vanguard, LLC

Combined Balance Sheet

December 31, 2011

ASSETS

Current Assets:
Cash	$1,792
Accounts receivable, net of allowances of $1,238,269	7,309,659
Inventories	6,169,181
Prepaid expenses and other current assets	40,565

Total current assets	13,521,197

Property and Equipment, net	319,052

Other Assets	318,605

Total assets	$14,158,854

LIABILITIES AND MEMBERS’ DEFICIENCY

Current Liabilities:
Revolving loan	$2,797,083
Current portion of long-term debt	1,640,000
Current portion of other long-term liabilities	102,500
Accounts payable	3,569,191
Accrued expenses	894,433

Total current liabilities	9,003,207

Long-Term Liabilities:
Long-term debt	8,720,000
Other long-term liabilities	835,500

Total long-term liabilities	9,555,500

Total liabilities	18,558,707

Commitments (Note 8)

Members’ Deficiency	(4,399,853)

Total liabilities and members’ deficiency	$14,158,854

See Notes to Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Combined Statement of Income

Year Ended December 31, 2011

Gross Sales	$81,429,559

Sales Incentives, Discounts and Allowances	(11,301,871)

Net sales	70,127,688

Cost of Goods Sold	44,081,402

Gross profit	26,046,286

Operating Expenses:
Selling, general and administrative expenses	17,927,568
Related party management fees	1,000,000
Depreciation and amortization	226,636

Total operating expenses	19,154,204

Income from operations	6,892,082

Other Income (Expense):
Other income	83,344
Interest expense	(871,461)

Net income	$6,103,965

See Notes to Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Combined Statement of Member’s Deficiency

Year Ended December 31, 2011

Balance, December 31, 2010	$(7,831,240)

Member’s distributions	(2,672,578)

Net income	6,103,965

Balance, December 31, 2011	$(4,399,853)

See Notes to Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Combined Statement of Cash Flows

Year Ended December 31, 2011

Cash Flows From Operating Activities:
Net income	$6,103,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226,635
Noncash compensation	481,000
Allowance for doubtful accounts and discounts	932,507
Changes in assets and liabilities:
Increase in accounts receivable	(3,922,801)
Increase in inventories	(1,917,923)
Decrease in prepaid expenses and other current assets	34,740
Decrease in accounts payable	(1,115,811)
Increase in accrued expenses	463,990

Net cash provided by operating activities	1,286,302

Cash Flows Used In Investing Activity - purchase of property and equipment	(109,302)

Cash Flows From Financing Activities:
Repayments of long-term debt	(1,640,000)
Borrowings from revolving loan, net	2,797,083
Member’s distributions	(2,672,578)
Payment of deferred financing fees	(8,011)

Net cash used in financing activities	(1,523,506)

Net decrease in cash	(346,506)

Cash:
Beginning	348,298

Ending	$1,792

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	$871,461

See Notes to Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 1.	Basis of Accounting

The combined financial statements include the accounts of Snack Factory, LLC and Princeton Vanguard, LLC (collectively, the “Company”). All intercompany accounts and transactions have been eliminated in combination. Snack Factory, LLC and Princeton Vanguard, LLC are wholly owned subsidiaries of The Snack Factory, LLC. The Company is controlled by a private equity investor.

Note 2.	Summary of Significant Accounting Policies

Nature of Business: Snack Factory, LLC develops, markets and distributes a variety of healthy snack food products under the Pretzel Crisps brand name. The Company’s products are distributed to a variety of channels including wholesalers, club stores, grocery retailers, and convenience stores, predominately in the United States. The Company’s products are primarily manufactured by a co-packer in Wisconsin. Princeton Vanguard, LLC is an inactive company.

Cash: The Company maintains cash at banks which, at times, may exceed federally insured limits. For the purposes of reporting cash flows, cash consists of funds in checking and bank deposit accounts maintained at financial institutions.

Accounts Receivable: Accounts receivables are recorded at the invoiced amounts less allowances for discounts or incentive credits expected to be granted, and doubtful receivables. Amounts are considered past due when payment is not received within the stated credit terms. The allowance for doubtful accounts is the Company’s best estimate of the probable credit losses in the Company’s recorded balances.

Inventories: Inventories are stated at the lower of cost or market using the first-in, first-out valuation method. Inventories consist of raw materials and finished goods. The Company identifies slow-moving or obsolete material and records what it estimates to be the appropriate loss provision. Under the terms of the agreement with the Company’s major supplier and co-packer (the “co-packer”), the Company takes title to finished goods inventory upon delivery to the Company’s third-party warehouses. As of December 31, 2011, inventories consist of the following:

Finished goods	$5,899,560
Raw materials	269,621

$6,169,181

Property and Equipment: Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the term of the lease.

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which include equipment, furniture and leasehold improvements, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. No impairment was required to be recognized at December 31, 2011.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition: Revenue from the sale of products to the Company’s customers is recognized upon shipment. The Company offers its customers a variety of sales and incentive programs, including promotional scan-down discounts, coupons, and slotting fees. Incentives that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of expenses. Incentives that do not meet these criteria are included as a reduction of revenue. All sales incentives have been included in sales incentives, discounts and allowances in the combined statement of income for the year ended December 31, 2011. Term discounts extended to customers are recognized as a reduction of sales when the sale is recorded. The Company sells its products to customers without the right of return and is not obligated to accept any returns.

Shipping and Handling: Shipping and handling charges are not billed to customers and are included as a component of cost of goods sold.

Advertising: Advertising costs are charged to operations when incurred and amounted to $311,170 for the year ended December 31, 2011.

Income Taxes: As limited liability entities, the taxable income or loss of the Company is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the combined financial statements.

Management evaluates the Company’s tax positions in conjunction with Financial Accounting Standards Board guidance on accounting for uncertainty in income taxes. The Company concluded that it has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by U.S. federal, state or local tax authorities for years before 2009.

Restricted Unit Awards: The Snack Factory, LLC has a Restricted Unit Agreement which grants restricted unit awards to employees and nonemployee consultants of Snack Factory, LLC. Compensation for restricted unit awards is determined based on the fair value of the award. Restricted unit awards granted to nonemployee consultants are recognized as compensation expense on a straight-line basis over the vesting period. Compensation expense for awards granted to employees will not be recognized until the contingency related to the sale of the Company is resolved (See Note 7).

Subsequent Events: The Company has evaluated subsequent events through December 17, 2012, the date on which the financial statements were available to be issued.

Note 3.	Property and Equipment

Property and equipment, net, as of December 31, 2011 consists of the following:

Machinery and equipment	$274,270
Furniture and fixtures	148,310
Computer equipment and software	130,240
Leasehold improvements	43,100
Vehicles	112,463

708,383
Less accumulated depreciation and amortization	(389,331)

$319,052

Depreciation and amortization expense was $148,585 for the year ended December 31, 2011.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 4.	Other Assets

Other assets primarily consist of debt issuance costs, net of amortization. The Company incurred $390,596 of deferred financing costs in connection with securing its Credit Facility (see Note 6), which are being amortized over the term of the Credit Facility. The unamortized portion of deferred financing costs at December 31, 2011 amounted to $306,605. Amortization expense for the next four years amounts to $79,140 in each of the years 2012 through 2014 and $69,185 in 2015.

Note 5.	Accrued Expenses

Accrued expenses include approximately $589,000 of accrued bonuses, which were paid subsequent to year end in January 2012.

Note 6.	Credit Facility

On November 15, 2010, the Company and The Snack Factory, LLC, collectively the “Borrowers”, entered into a credit facility (the “Credit Facility”), which provided the Borrowers with borrowings of (1) up to $3,000,000 under a revolving loan, (2) Term A loan in the principal amount of $8,000,000 and (3) Term B loan in the principal amount of $4,000,000. On October 3, 2011, the Borrowers amended the Credit Facility whereby the Borrowers can borrow up to $6,000,000 on the revolving loan. Amounts outstanding under the Credit Facility are secured by all the assets of the Borrowers and are guaranteed by Snack Factory Holdings, LLC, a member of The Snack Factory, LLC. The terms and provisions of each loan under the Credit Facility are as follows:

Revolving Loan: The interest on the outstanding revolving loan is payable monthly in arrears in cash on the last business day of the month at an annual rate equal to the Eurodollar Interbank Rate plus four and one-half percent (4.50%) to five percent (5.00%) depending on the level of Total Funded Debt to Earnings before Interest, Taxes, Depreciation and Amortization (as defined) for the most recently completed four fiscal quarters. The Eurodollar Interbank Rate cannot be less than two percent (2.00%). At December 31, 2011, $2,797,083 is outstanding under the revolving loan. The Borrowers also pays a fee on the unused revolving loan of one-half percent (0.5%) per year. All advances under the revolving loan are due and payable in full on the maturity date of November 15, 2015.

Term A Loan: The interest on the Term A loan is payable monthly in arrears in cash on the last business day of the month at an annual rate equal to the Eurodollar Interbank Rate plus four and three-quarters percent (4.75%) to five and one-quarter percent (5.25%) depending on the level of Total Funded Debt to Earnings before Interest, Taxes, Depreciation and Amortization (as defined) for the most recently completed four fiscal quarters. The Eurodollar Interbank Rate cannot be less than two percent (2.00%). At December 31, 2011, the interest rate under the Term A loan was 7.0%. Payments on the Term A loan of $400,000 are due on the last business day of each calendar quarter of each year which commenced on March 31, 2011 and continues through September 30, 2015. The remaining balance is due on November 15, 2015.

Term B Loan: The interest on the Term B loan is payable monthly in arrears in cash on the last business day of the month at an annual rate equal to the Eurodollar Interbank Rate plus five percent (5.00%) to five and one-half percent (5.50%) depending on the level of Total Funded Debt to Earnings before Interest, Taxes, Depreciation and Amortization (as defined) for the most recently completed four fiscal quarters. The Eurodollar Interbank Rate cannot be less than two percent (2.00%). At December 31, 2011, the interest rate under the Term B loan was 7.25%. Payments on the Term B loan of $10,000 are due on the last business day of each calendar quarter of each year which commenced on March 31, 2011 and continues through September 30, 2015. The remaining balance is due on November 15, 2015.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 6.	Credit Facility (Continued)

Affirmative and Financial Covenants: In accordance with the Credit Agreement, the Borrowers are required to comply with the following covenants: (1) furnish audited annual consolidated financial statements of the Borrowers within 120 days after the end of each fiscal year; (2) maintain on each of the last days of the quarters of each calendar year (beginning March 31, 2011) minimum financial covenants such as total leverage ratio, minimum EBITDA, fixed charge coverage ratio, and maintenance of an annual capital expenditures limitation.

A summary of long-term debt at December 31, 2011 is as follows:

Term A loan	$6,400,000
Term B loan	3,960,000

10,360,000
Less current portion	1,640,000

Total long-term debt, net of current maturities	$8,720,000

A summary of the aggregate annual maturities of long-term debt for each of the next five years is as follows:

Year ending December 31,

2012	$1,640,000
2013	1,640,000
2014	1,640,000
2015	5,440,000

$10,360,000

Subsequent to year-end, in February 2012, the Company refinanced its Credit Facility (see Note 13).

Note 7.	Restricted Unit Awards

The Snack Factory, LLC has a Restricted Unit Agreement (the “Agreement”) which grants restricted unit awards to employees and nonemployee consultants of Snack Factory, LLC in return for services provided. Compensation for restricted unit awards is determined based on the fair value of the award. Restricted units are recognized as compensation expense over the life of the vesting period, which is generally 20% upon the grant date, and thereafter 20% on each subsequent anniversary, until the fourth anniversary (provided that the grantee continues to be employed by the Company or retained as a consultant).

Per the Agreement, the value of awards is contingent upon the sale of the Company and if the consideration received for such sale exceeds certain targets. Award holders will receive 5% of the amount by which the net sale consideration (as defined) exceeds $40,000,000 and an additional 5% of the amount by which the net sales consideration exceeds $65,000,000. Compensation expense for awards granted to employees will not be recognized until the contingency related to the sale of the Company is resolved. Awards granted to nonemployee consultants are recognized as compensation expense on a straight-line basis over the vesting period.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 7.	Restricted Unit Awards (Continued)

During 2010, the board of managers of The Snack Factory, LLC authorized the issuance of 1,111 unit awards to employee and nonemployee consultants of which all units were outstanding as of December 31, 2011. The awards had a value of approximately $4,131 per unit at December 31, 2011 based on the estimated fair value of the Company and the net sale consideration terms of the Agreement noted above.

The following represents unit award activity with employees during 2011:

Units outstanding at December 31, 2010	649.95
Units granted	149.40
Units forfeited	(66.66)
Units cancelled	—

Units outstanding at December 31, 2011	732.69

Units vested at December 31, 2011	223.20

During the year ended December 31, 2011, The Snack Factory, LLC also granted 117.23 unit awards to three nonemployee consultants. At December 31, 2011, there are 378.31 nonemployee units outstanding of which 127.88 are vested. A noncash compensation cost of approximately $481,000 related to the fair value of outstanding vested units was recorded as an expense in Snack Factory, LLC during 2011 and is included in selling, general and administrative expenses in the accompanying combined statement of income. The total liability related to these awards amounts to approximately $528,000 at December 31, 2011 and is included in other long-term liabilities in the accompanying combined balance sheet. The value of nonemployee units will be revalued at the end of each reporting period. At December 31, 2011, there is approximately $1,035,000 of unrecognized compensation cost related to unvested nonemployee units.

Note 8.	Commitments

Lease Commitments: Snack Factory, LLC leases office and storage space in Skillman, New Jersey from a related party (see Note 11) under a lease agreement which expires on December 31, 2012. Future minimum lease payments due under this noncancelable lease are $115,735 in 2012. Rent expense for the year ended December 31, 2011 was $123,990.

Employment Contracts: On July 20, 2009, Snack Factory, LLC entered into employment agreements with two executives of the Company for collective base salaries of $1,000,000 per annum through July 20, 2012. These agreements are automatically extended for one-year terms each year after July 20, 2012 unless terminated in writing by either party 90 days prior to expiration of the term. Subsequent to year-end, these agreements were extended for an additional term that expires on December 31, 2012 (see Note 13).

Snack Factory, LLC has an employment agreement with a sales executive which provides for certain incentive compensation in connection with a change in control of the Company. In connection with this agreement, $102,500 is payable to the sales executive on July 20, 2012 and the remaining $301,500 is payable in three equal annual installments beginning on July 20, 2013. The current amounts payable are included in other liabilities, current and long-term, on the accompanying combined balance sheet. Pursuant to the terms of the Company’s purchase during 2009, the former 100% member of the Company prior to the purchase agreed to fund these costs. The $410,000 will be recorded as a capital contribution at the time of the repayment.

Other Commitment: Snack Factory, LLC has a commitment with a charitable organization to donate approximately $100,000 during 2012 in connection with a cause-related marketing program agreement.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 9.	Economic Dependency

The Company has one supplier that manufactures substantially all of its products. The total cost of the services and products purchased from this supplier for the year ended December 31, 2011 was $38,014,603. As of December 31, 2011, accounts payable due to this supplier were approximately $736,189. If there were a significant interruption of this source of supply to the Company, it is likely that there would be a significant adverse impact on the Company’s operations.

Note 10.	Concentration of Credit Risk

The Company has two major customers that collectively accounted for approximately 40% of its gross sales for the year ended December 31, 2011. The gross accounts receivable from these customers amounted to approximately 55% of the Company’s total accounts receivable balance as of December 31, 2011.

Note 11.	Related Party Transactions

The Snack Factory, LLC has an agreement with an affiliate of its majority member to provide management advisory services to the Company at an annual fee of $1,000,000, plus out-of-pocket fees and expenses. Reimbursed expenses amounted to $77,917 and are included in selling, general and administrative expenses on the accompanying combined statement of income. Accrued and unpaid management advisory fees and out-of-pocket expenses at December 31, 2011 amounted to $154,762 and $10,000, respectively, and are included in accounts payable and accrued expenses, respectively, on the accompanying combined balance sheet.

The Company leases office space from an affiliate of one of the members of The Snack Factory, LLC under a noncancelable lease agreement through December 31, 2012 (see Note 8).

The Company’s credit facility is guaranteed by Snack Factory Holdings, LLC, a member of The Snack Factory, LLC (see Note 6).

Note 12.	Employee Benefit Plan

The Company terminated its 401(k) plan during 2011. The Company had no matching contribution to the plan for the year ended December 31, 2011.

Note 13.	Subsequent Events

On February 23, 2012, the Company refinanced its existing debt with a different financial institution. Under the terms of the new credit agreement, the Company entered into a five-year $10,000,000 term loan and a five-year $7,500,000 revolving line of credit. The Company must comply with financial covenants including minimum EBITDA and fixed charge coverage tests. There are quarterly amortization payments of the term loan required. Interest is payable monthly in arrears in cash at an annual rate equal to the European Interbank Rate plus 3% to 3.75% depending on the levels of cash flow generated by the Company. Amounts outstanding under the credit agreement are secured by all the assets of the Company. All amounts outstanding under the term loan and revolving line of credit were paid in full on October 11, 2012.

On March 1, 2012, the board of managers of The Snack Factory, LLC approved an additional measure of incentive-based compensation to certain of its employees and nonemployee consultants, the value of which is based upon the net sales consideration received in the event of a sale of the Company.

On March 1, 2012, the board of managers of The Snack Factory, LLC also approved entering into an extension of the two executive employment agreements the Company has (see Note 8), to extend them through December 31, 2012.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Combined Financial Statements

Note 13.	Subsequent Events (Continued)

On October 11, 2012, The Snack Factory, LLC sold to S-L Snacks National, LLC its equity interests in Snack Factory, LLC and Princeton Vanguard, LLC. Immediately prior to the closing, The Snack Factory, LLC, the Company and certain of its affiliates completed a series of restructuring transactions, the effect of which was to transfer approximately 7.26% of the outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC to VMG Snack Factory Blocker, Inc., a corporation affiliated with the Company. In addition to its direct purchase of the remaining outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC, S-L Snacks National, LLC also purchased all of the outstanding shares of VMG Snack Factory Blocker, Inc., thereby acquiring all of the outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC.